UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2006
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31230	06-1215192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Louisiana, Suite 4300, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 570-3200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement - Michael Y. McGovern
Press Release

Item 1.01 Entry into a Material Definitive Agreement
     2006 Stock Incentive Plan. On May 2, 2006, the stockholders of Pioneer Companies, Inc. (the “Company”) approved the 2006 Stock Incentive Plan which is an amendment and restatement of the Company’s 2001 Employee Stock Option Plan. The changes from the 2001 Stock Option Plan include, among others, the following:
•	an increase in the authorized number of shares of common stock that may be issued under the plan from 1,000,000 to 2,000,000 shares;

•	in addition to stock options, the plan authorizes the award of restricted stock, restricted stock units, stock bonuses, performance shares, and stock appreciation rights;

•	the plan provides for a minimum vesting period for awards of three years with the following exceptions: (i) the minimum vesting period may be one year if the vesting of an award is conditioned upon meeting performance criteria, (ii) an award may provide for accelerated vesting arising upon death, disability, or a Change in Control, and (iii) no minimum vesting period is required for awards to non-employee directors; and

•	the plan expressly prohibits the repricing of stock options.
A copy of the 2006 Stock Incentive Plan is filed as Exhibit 10.1 and is incorporated herein by reference.
     Employment Agreement for Michael Y. McGovern. On May 2, 2006, Michael Y. McGovern, the Company’s Chairman, President and Chief Executive Officer, entered into an employment agreement with the Company to continue in his current positions. The initial term of the agreement is for three years, but beginning on the first anniversary date, the term will automatically be extended from day to day so that it always has a remaining term of two years, unless otherwise terminated in accordance with the agreement. The employment agreement provides for an annual base salary of $550,000. In addition, Mr. McGovern will have an annual incentive opportunity to earn a performance bonus equal to 60% of his base salary, and an annual incentive opportunity to earn a profit sharing bonus of up to 10% of his base salary, each upon such terms and conditions as shall be determined by the Governance and Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”). Finally, Mr. McGovern will participate in a long term incentive award of up to 60% of his base salary which shall consist of a combination of stock options and/or performance or restricted stock grants, with the amount of such grants and the performance metrics to be determined by the Compensation Committee. The employment agreement provides that if the Company terminates Mr. McGovern for any reason other than cause (as defined), (i) he will receive any unpaid compensation then due him, as well as a lump sum payment equal to two times his base salary and (ii) he and his dependents will be entitled to health and life insurance coverage until Mr. McGovern qualifies for Medicare, provided that he pay the annual premium charged by the Company for coverage under its health plan pursuant to the Consolidated Omnibus Reconciliation Act of 1986.

     A copy of Mr. McGovern’s employment agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
     Non-Employee Director Compensation. On May 2, 2006, the Board approved recommendations of the Compensation Committee to make the following changes to the compensation for non-employee directors. Effective July 1, 2006, the annual retainer for non-employee directors, which is payable in cash, will be increased by $11,000 from $35,000 to $46,000. The additional retainer of $15,000 for the chairman of the Audit Committee and $10,000 for the chairman of the Governance and Compensation Committee and any other permanent committee that may be established by the Board will remain the same. Also, the per meeting fees of $1,500 for attendance at meetings of the Board or any board committee will stay the same.
     In addition, non-employee directors will no longer receive an initial grant of 10,000 stock options upon commencing their service as a director, and an annual grant on December 31 of each year of 5,000 stock options. Instead, each non-employee director will receive a stock grant at the end of each year of service equal to $60,000 divided by the price of the Company’s common stock on December 15 (or the next business day if December 15 is not a business day). Directors who only serve a portion of a year will receive a pro-rated amount of this stock grant. Since the annual stock grants will be granted for prior service, there will be no vesting requirement. The Board also imposed a requirement that each non-employee director be required to own at least 2,000 shares of common stock of the Company, which can be achieved within two years.
     Annual Incentive Compensation Program for Executive Officers and Employees. On May 1, 2006, the Compensation Committee approved an annual incentive compensation program for 2006 for the Company’s executive officers and employees, which has the following components.
     (a) Profit Sharing Plan for Employees. A Profit Sharing Plan was established in which all of the Company’s employees will be eligible to participate. Under the plan, a bonus target, which is an amount determined using a specified percentage up to 10% of a participant’s base compensation, will be established for each participant. If the Company achieves a specified level of earnings before interest, taxes, depreciation and amortization (“EBITDA”), the bonus target will be payable to each of the participants.
     (b) Management Incentive Plan. A Management Incentive Plan (“MIP”) was established for the Company’s executive officers and certain key employees. Under the MIP, a target amount will be determined using a specified percentage of a participant’s base salary, with the percentage to be based on the participant’s level of responsibility and opportunity to contribute to the Company’s success. This target amount will range from 10% to 60% with the maximum payout for any individual to be 150% of that participant’s bonus target. Under the MIP, there will be no payments unless the Company achieves a specified level of EBITDA. If the Company achieves the specified EBITDA level, then the

Compensation Committee will determine the payment to each participant based on the level of achievement of specified individual and group goals.
     (c) Long-Term Incentive Plan. A Long-Term Incentive Plan (“LTI Plan”) was established for the Company’s executive officers and certain key employees. Under the LTI Plan, a target amount will be determined using a specified percentage of a participant’s base salary, with the percentage to be based on the participant’s level of responsibility and opportunity to contribute to the Company’s success. This target amount will range from 20% to 60% of a participant’s base salary, and will be payable for 2006 using a combination of 30% stock options and 70% restricted stock issued pursuant to the 2006 Stock Option Plan. After the end of 2006, the Compensation Committee will determine the amount of the award to each participant based on the level of achievement of specified individual and group goals. Any grants of stock options and restricted stock will have a vesting period of three years, with the vesting to be done ratably over such three-year period.
Item 8.01 Other Events.
     On May 4, 2006, the Company issued a press release announcing that a new collective bargaining agreement was ratified by the union representing the approximately 127 production and maintenance employees at the Company’s Becancour, Quebec manufacturing plant. The new agreement with the Communications, Energy, and Paperworkers Union is effective May 1, 2006 and will expire on May 1, 2012. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit Number	Description

10.1	Pioneer Companies, Inc. 2006 Stock Incentive Plan (incorporated by reference to Annex B to the Pioneer Companies, Inc. Proxy Statement on Schedule 14A for the 2006 Annual Meeting of Stockholders, File No. 001-09859).

10.2	Employment Agreement dated as of May 2, 2006 between Michael Y. McGovern and Pioneer Companies, Inc.

99.1	Press Release issued May 4, 2006 announcing a new union contract at the Company’s Becancour Quebec plant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Gary Pittman
Gary Pittman,
Vice President, Chief Financial Officer and Treasurer

Dated: May 5, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Pioneer Companies, Inc. 2006 Stock Incentive Plan (incorporated by reference to Annex B to the Pioneer Companies, Inc. Proxy Statement on Schedule 14A for the 2006 Annual Meeting of Stockholders, File No. 001-09859).

10.2	Employment Agreement dated as of May 2, 2006 between Michael Y. McGovern and Pioneer Companies, Inc.

99.1	Press Release issued May 4, 2006 announcing a new union contract at the Company’s Becancour Quebec plant.